As filed with the Securities and Exchange Commission on February 25, 2011
Registration No. 333-140939

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-4151777 (I.R.S. Employer Identification No.)
345 East Main Street
Warsaw, Indiana 46580
(Address of Principal Executive Offices) (Zip Code)
ZIMMER HOLDINGS, INC. 2006 STOCK INCENTIVE PLAN
(Full title of the plan)
Chad F. Phipps
Senior Vice President, General Counsel and Secretary
Zimmer Holdings, Inc.
345 East Main Street
Warsaw, Indiana 46580
(Name and address of agent for service)
(574) 267-6131
(Telephone number, including area code, of agent for service)
Copy to:
David C. Worrell
Baker & Daniels LLP
600 East 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated Filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

EXPLANATORY NOTE
     Zimmer Holdings, Inc. (the “Registrant”) has filed this Post-Effective Amendment No. 2 to Form S-8 Registration Statement (this “Post-Effective Amendment”) to deregister certain securities issuable under the Zimmer Holdings, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), which were originally registered by the Registrant on a registration statement on Form S-8 (File No. 333-140939) filed with the Securities and Exchange Commission (the “Commission”) and becoming effective on February 28, 2007, as amended by the Post-Effective Amendment No. 1 thereto filed on February 26, 2010 (the “Prior Registration Statement”).
     On February 13, 2009, the Board of Directors adopted, subject to stockholder approval, the Zimmer Holdings, Inc. 2009 Stock Incentive Plan (the “2009 Plan”). On May 4, 2009, the 2009 Plan was approved by the stockholders at the Registrant’s annual meeting of stockholders. The 2009 Plan provides, among other things, that any shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”) subject to outstanding awards under the 2006 Plan, that expire, are forfeited or become unexercisable are available for issuance under the 2009 Plan.
     As of the date of this Post-Effective Amendment, the total number of shares of Common Stock subject to awards that have expired, were forfeited or became unexercisable under the 2006 Plan and not yet registered under the 2009 Plan, is 1,385,562 (the “Newly Available 2006 Plan Shares”). These Newly Available 2006 Plan Shares are no longer available for new awards under the 2006 Plan and will not be issued under the 2006 Plan.
     The Registrant is concurrently filing a separate Registration Statement on Form S-8 to register the Newly Available 2006 Plan Shares and the newly available shares from another plan for issuance under the 2009 Plan. This Post-Effective Amendment is hereby filed to reflect that, following the date hereof, the Newly Available 2006 Plan Shares may not be issued under the 2006 Plan and to deregister the Newly Available 2006 Plan Shares under the Prior Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on February 25, 2011.

ZIMMER HOLDINGS, INC.
By:	/s/ Chad F. Phipps
Chad F. Phipps
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in their respective capacities, on February 25, 2011.

Signature	Title

* David C. Dvorak	President, Chief Executive Officer and Director (Principal Executive Officer)

* James T. Crines	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

* Derek M. Davis	Vice President, Finance and Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

* Betsy J. Bernard	Director

* Marc N. Casper	Director

* Larry C. Glasscock	Director

* Robert A. Hagemann	Director

Arthur J. Higgins	Director

* John L. McGoldrick	Director

* Cecil B. Pickett, Ph.D.	Director

*	This Post-Effective Amendment has been signed by the undersigned attorney-in-fact on behalf of each person so indicated pursuant to powers of attorney previously filed with the Commission.

/s/ Chad F. Phipps
Chad F. Phipps, Attorney-in-Fact